SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

US Alliance Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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US Alliance Corporation

1303 SW First American Pl, Suite 200

Topeka, KS 66604

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 3, 2024

TO THE STOCKHOLDERS OF

US Alliance Corporation

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of US Alliance Corporation, a Kansas corporation (“US Alliance” or the “Company”), will be held at 1303 SW First American Pl., Suite 200, Topeka, KS 66604 on Monday, June 3, 2024, at 9:00 a.m. (Central Daylight Savings Time), for the following purposes:

(1)    To elect five directors to hold office for a term of one year each or until their successors are duly elected and qualified;

(2)    To ratify the selection of Crowe LLP, as US Alliance’s independent registered public accounting firm for the year ending December 31, 2024;

(3)    To hold a non-binding advisory vote on the 2023 compensation paid by the Company to our named executive officers as disclosed in this proxy statement; and

(4)    To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 7, 2024, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. Please review the instructions concerning each of your voting options described in the Proxy Statement. Your cooperation will assure that your shares are voted and will also greatly assist us in preparing for the Annual Meeting. The proxy is being solicited by and on behalf of the Board of Directors of US Alliance.

You may vote by completing, signing and returning the proxy in the enclosed pre-addressed, postage paid envelope. Your completed and signed proxy may also be returned to the Company by fax at (785) 228-0202 or email to jack.brier@usalliancecorporation.com. If you return a properly executed proxy card, you are appointing the proxy holder(s), as designated by the Company, to vote your shares. Voting by written proxy will ensure your representation at the Annual Meeting, if you do not attend in person.

Please review our Proxy Statement dated April 10, 2024, and our Annual Report to Shareholders, which accompany this notice. This Proxy Statement and our Annual Report to Shareholders are also available without charge on our website at www.usalliancecorporation.com.

By Order of the Board of Directors

Topeka, Kansas

April 10, 2024

US ALLIANCE CORPORATION

1303 SW FIRST AMERICAN PL, SUITE 200

TOPEKA, KS 66604

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

The following information is furnished in connection with a solicitation of proxies by and on behalf of the Board of Directors of US Alliance Corporation (“US Alliance” or the “Company”). The proxies we receive will be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held at 1303 SW First American Pl, Suite 200, Topeka, KS 66604 on Monday, June 3, 2024, at 9:00 a.m. (Central Daylight Savings Time), and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting. This Proxy Statement and the accompanying proxy are first being mailed to our stockholders on or about May 1, 2024.

PROCEDURAL MATTERS

Record Date and Outstanding Shares

Stockholders of record at the close of business on April 7, 2024 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, 7,748,922 shares of the Company’s common stock, $0.10 par value, were issued and outstanding.

Voting and Solicitation

Each stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal that comes before the Annual Meeting. In the election of directors, each stockholder is entitled to vote for five nominees.

You may vote by completing, signing and returning the proxy in the enclosed pre-addressed, postage paid envelope. Your completed and signed proxy may also be returned to the Company by fax at (785) 228-0202 or email to jack.brier@usalliancecorporation.com. If you return a properly executed proxy card, you are appointing the proxy holder(s), as designated by the Company, to vote your shares. Voting by written proxy will ensure your representation at the Annual Meeting, if you do not attend in person.

The cost of this solicitation of proxies will be borne by the Company.

Any proxy representing shares of common stock entitled to be voted at the Annual Meeting that specifies how it is to be voted will be voted accordingly if properly executed and received by the Company before voting begins at the Annual Meeting, or any adjournment(s) thereof. Shares as to which authority to vote has been withheld with respect to the election of any nominee for director will not be counted as a vote for such nominee and any abstention will not be counted as a vote for a proposal. Any properly executed proxy will be voted in accordance with instructions specified but in the absence of any instructions will be voted “FOR” each proposal and nominee at the Annual Meeting and any adjournment(s) thereof.

Revocability of Proxies

Proxies returned may be revoked at any time before the Annual Meeting. You may change or revoke your proxy by delivering a written notice of revocation to the Secretary of US Alliance Corporation or by completing a new proxy card bearing a later date (which automatically revokes the earlier proxy instructions). Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you so request by notifying the inspector of elections of your intention to revoke your proxy and voting in person at the Annual Meeting.

PROPOSALS TO BE VOTED ON:

(1)        To elect five directors to hold office for a term of one year each or until their successors are duly elected and qualified. Your Board of Directors recommends a yes vote for each nominee.

(2)        To ratify the selection of Crowe LLP, as US Alliance’s independent registered public accounting firm for the year ending December 31, 2024. Your Board of Directors recommends a yes vote.

(3)        To hold a non-binding advisory vote on the compensation paid by the Company to our named executive officers as disclosed in this proxy statement.

(4)        To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Corporate Governance

The term of each member of the Board of Directors (each a “Director” and collectively, the “Directors”) is annual. The Directors are elected at the annual meeting of stockholders held on the first Monday in June each year and serve in this capacity until the next annual meeting of stockholders, or until their successors are duly elected and qualified, or until a Director’s earlier resignation or removal. The President serves at the direction of the Board of Directors and was last elected June 5, 2023.

The Board of Directors determined that four of the five Directors nominated for 2023 are "independent" as defined by NASDAQ listing standards and Rule 10A-3 of the Securities and Exchange Act of 1934 (the “Exchange Act”). The non-independent Director is Jack H. Brier.

Vote Required

The proxy holders will vote the proxies received by them for US Alliance’s five nominees named below, to hold office for a term of one year each or until their successors are duly elected and qualified unless otherwise instructed. If any nominee of US Alliance Corporation is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for a nominee who is chosen by the present Board of Directors to fill the vacancy. All nominees have indicated their intention to serve.

Currently, Directors are elected by a “majority vote” of the Company’s outstanding shares, with each shareholder entitled to one vote per share for each Director nominee. Each nominee for Director in an uncontested election is required to receive the affirmative vote of a majority of the votes cast in such nominee’s election in order to be elected to the Board.

THE BOARD OF DIRECTORS RECOMMENDS A “YES” VOTE FOR THE NOMINEES LISTED BELOW.

Nominees for Election at the Annual Meeting

The Nominating Committee, consisting of four independent Directors and one non-independent Director as determined under NASDAQ listing standards, recommended the five individuals set forth below for nomination by our full Board of Directors. All five of the current Directors were nominated for re-election. Based on the Nominating Committee recommendation, our Board of Directors has nominated the five Directors for election at the Annual Meeting.

The following table provides information concerning the nominees for election as Directors at the Annual Meeting, including information as to each nominee’s age as of the Record Date and position with the Company.

Name of Nominee	Age	Position/Principal Occupation	Director Since
Jack H. Brier (3) (4) (5) (6)	78	Director; Chairman, President and Chief Executive Officer of US Alliance, USALSC, USAIC, USAMC; Chairman and Chief Executive Officer of DCLIC and USALSC - Montana	2009
John R. Helms (1) (2) (3) (4) (5)	68	Director, Vice-Chair Kansas State Board of Accountancy	2021

William P. Graves (1) (2) (3) (5)	71	Director; Retired	2014

James A. Poolman (1) (2) (3)	54	Director; President, Jim Poolman Consulting Inc.	2019

Jennifer Schmidt (2) (3)	57	Director; Lecturer of Law, University of Kansas	2023

(1)	Member Audit Committee
(2)	Member Compensation Committee
(3)	Member Nominating Committee
(4)	Member Investment Committee
(5)	Member Executive Committee
(6)	Ex Officio Member Audit Committee

The Directors are elected at the annual meeting of stockholders held on the first Monday in June each year and serve in this capacity until the next annual meeting of stockholders, or until their successors are duly elected and qualified. The President serves at the direction of the Board of Directors and was last elected June 5, 2023.

The following is a brief description of the previous business background of the Directors and Director nominees.

Jack H. Brier currently serves as the Chairman of the Board of Directors, President, and Chief Executive Officer of the Company and has served in those positions since 2009. He has served as Chairman of the Board of Directors, President, and Chief Executive Officer of US Alliance Life and Security Company since 2011, and US Alliance Investment Corporation and US Alliance Marketing Corporation since 2012. Mr. Brier served as Chairman of the Board of Directors of Dakota Capital Life Insurance Company from August 2017 until December 31, 2023. He has also been Chairman of the Board of Directors of US Alliance Life and Security Company – Montana (“USALSC – Montana”) since December 2018. Mr. Brier is the Chairman of Brier Development Co. Inc. He served Kansas as Secretary of State from 1978 through 1987, and as President of Kansas Development Finance Authority from 2000 to 2003. Mr. Brier attended Shawnee Mission public schools. He has a degree in Business Administration from Washburn University and has done graduate study in public administration at the University of Kansas. Mr. Brier brings to the Board his extensive experience as a founder, the Chief Executive Officer and Chairman of the Board of the Company. He has in-depth knowledge of the Company’s business, strategy and management team. Mr. Brier also has extensive community relations experience with his involvement in civic, business, and philanthropic organizations in the Topeka area.

William P. Graves serves as a Director and has served in that position since 2014.  He has served as a Director of US Alliance Life and Security Company, US Alliance Investment Corporation, and US Alliance Marketing Corporation since 2014. Mr. Graves has also served as a Director of US Alliance Life and Security Company – Montana since December 2018. He served as President and CEO of the American Trucking Associations from 2003 through 2016. Mr. Graves currently serves on the board of OpenForce, a Phoenix, Arizona transportation technology firm.  Mr. Graves served on the board of the International Speedway Corp from 2003 until November 2019.  He had served on the audit, compensation, nominating and corporate governance committees.  He was a member of the special committee which represented stockholders during merger negotiations which resulted in its sale to NASCAR.  In January 2003, Mr. Graves completed his second term as governor of Kansas, capping 22 years of service to the state. As governor, he enacted significant business and individual tax cuts, re-structured governance of higher education, privatized many social service programs and signed into law an historic 10-year, $13 billion comprehensive transportation program improving highways, railroad infrastructure, airports, and public transit service. Mr. Graves earned a degree in Business Administration from Kansas Wesleyan University in his hometown of Salina and attended graduate school at the University of Kansas. Mr. Graves brings us business, strategic, and operational expertise through his years of public sector leadership and private sector experience.

James A. Poolman serves as a Director of the Company and has served in that position since June 2019. He also served as Vice Chairman of the Board of Dakota Capital Life Insurance Company from 2018 to December 31, 2023. Mr. Poolman has also served as a Director of Dakota Capital Life Insurance Company since inception of DCLIC and Chairman of the Board of Directors from March 31, 2013 to August 2017. Mr. Poolman also serves on other corporate boards including the First International Bank & Trust Board of Directors. He was elected North Dakota Insurance Commissioner in 2000 and reelected in 2004.  While Insurance Commissioner, Mr. Poolman held the post of Vice President for the National Association of Insurance Commissioners from December 2003 to September 2004.  In August 2007, Mr. Poolman resigned his post in North Dakota to start an independent insurance consulting practice based in Bismarck, North Dakota. Mr. Poolman received his Bachelor of Business Administration degree from the University of North Dakota in 1992. He also served four terms in the North Dakota House or Representatives before being elected Insurance Commissioner. Mr. Poolman resides in Bismarck. Mr. Poolman’s service as Insurance Commissioner in North Dakota and the consulting he has provided to insurance companies and insurance agencies throughout the country are benefits he brings to the Board.

John R. Helms serves as a Director and has served in that position since 2021.  He also serves as a Director for US Alliance Life and Security Company and US Alliance Life and Security Company – Montana.  He earned his B.S degree in Business Administration from Kansas State University. He has been a practicing CPA for the past 46 years. During his career he was previously one of the owners of Wendling Noe Nelson & Johnson LLC for 32 years, specializing in reimbursement, audit, as well as consulting services for hospitals in several states. He also served as supervisor and later the manager of the financial statement audits of Security Benefit Life, Missouri Farm Bureau, and American Home Life Insurance Company for several years.  Mr. Helms is a current member of the Kansas Board of Accountancy and has been since 2012 and has held four terms as the vice-chair in addition to three years as chair of the board. He has been a member of the Enforcement Resources Committee of the National Association of State Boards of Accountancy since 2018 and was elected to its nominating committee during 2022. John has previously served on the board of the directors for the Kansas Chapter of the Healthcare Financial Management Association for six years. He is currently a member of the Chapter’s program committee and has been active within that committee for more than ten years. Previously, he was a member of the board of directors for Cair Paravel Latin School for nine years and rejoined the board in 2021 as its treasurer. He serve as a member of the board and a member of its finance committee for Midland Care Connection, Inc. since May 2022.

Jennifer Schmidt serves as a Director and has served in that position since 2023.  She also serves as a Director for US Alliance Life and Security Company, and US Alliance Life and Security Company – Montana. She earned her B.A degree in political affairs and international relations from Texas Christian University and her Juris Doctorate from the University of Kansas. She is admitted to practice before the United States Supreme Court and the District of Columbia Court of Appeals. Jennifer currently serves as a lecturer at the University of Kansas School of Law. She previously served as a professor of political science and pre-law and Pittsburg State University. She serves as the president of Apricity Programs. Jennifer was a member of the 2006 class of Leadership Kansas. Jennifer has been involved in numerous philanthropic organizations and political campaigns. She is a past fellow of the Robert J. Dole Institute of Politics.

There are no family relationships between directors or officers.

Board Meetings and Committees

The Board of Directors of US Alliance held five meetings during 2023. The Board of Directors has a standing Executive Committee, Audit Committee, Compensation Committee, Nominating Committee, and Investment Committee.

Directors Brier, Helms, and Graves attended all of the five Board of Directors meetings held during 2023 either in person or by phone. Directors Poolman and Schmidt each attended three of the Board of Directors meetings held during 2023. US Alliance plans to schedule future annual meetings so that at least a majority of its Directors can attend the annual meeting.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics (“Code”) applicable to all Directors and team members to help ensure that our business is conducted in accordance with high standards of ethical behavior. The Code is published on our website at www.usalliancecorporation.com under “Important Information.”

Certain Relationships and Related Party Transactions

There were no transactions in 2023 between the Company and any “related person”, as that term is defined in Item 404 of Regulation S-K under the Exchange Act. The Company’s policies and procedures with respect to the review and approval of any transactions with related persons are set forth in the Code.

Communication with the Board of Directors

Stockholders and other interested parties can communicate with the Board of Directors by writing to US Alliance Corporation, Board of Directors, Attention: Corporate Secretary, 1303 SW First American Pl, Suite 200, Topeka, KS 66604. Inquiries relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to the Chairman of the Audit Committee. Other concerns will be referred to the Chairman of the Board of Directors. Any stockholder-related concern will be received and may be acknowledged by the Company’s Board of Directors.

Executive Committee

The Executive Committee of the Board of Directors is currently composed of three Directors: Jack H. Brier (chairman), John Helms, and William Graves. John Helms, and William Graves are each deemed to be an independent Director as the term is defined by the NASDAQ listing standards.

The Executive Committee did not meet during 2023.

Audit Committee

The Audit Committee of the Board of Directors currently is composed of three Directors: John Helms (chairman), William Graves, and James Poolman, each of whom is deemed to be an independent Director as the term is defined by the NASDAQ listing standards. The Board of Directors has also determined that Mr. Helms qualifies as an "audit committee financial expert," as defined in Item 407 of Regulation S-K. Jack H. Brier is an ex officio member of the Audit Committee. There is no written charter for the Audit Committee.

The Audit Committee met four times during 2023. The Audit Committee was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s financial reporting process, the system of internal financial controls and audits of its financial statements. The Audit Committee (1) provides oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, (2) assists the Board of Directors in oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent public accounting firm’s qualifications, independence and performance, and the Company’s internal accounting and financial controls, and (3) provides to the Board of Directors such information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

Compensation Committee

The Compensation Committee currently is composed of four Directors: William Graves (chairman), John Helms, James Poolman, and Jennifer Schmidt each of whom is deemed to be an independent Director as the term is defined by the NASDAQ listing standards.  Jennifer Schmidt joined the Compensation Committee on March 17, 2023.  The Compensation Committee is authorized to review and recommend to the Board of Directors the compensation and benefits to be paid to the Chief Executive Officer of the Company. The Compensation Committee may perform other duties as from time to time may be determined by the Board of Directors. The Compensation Committee does not have a written charter.  The Compensation Committee meets annually or on call of the chairman to evaluate the performance of the President and Chief Executive Officer of the Company, Jack H. Brier, and recommend to the Board of Directors the amount of compensation to be paid to Mr. Brier for his service to the Company.  The authority of the Compensation Committee may not be delegated, and the Chief Executive Officer has no authority in the Compensation Committee’s determination of the compensation or benefits it will recommend to the Board. The Compensation Committee does not retain or rely on a compensation consultant in determining its recommendation.

Nominating Committee

The Nominating Committee currently is composed of all five current Directors: Jack H. Brier (chairman), William Graves, James Poolman, John Helms, and Jennifer Schmidt. All members of the Nominating Committee other than Jack H. Brier are deemed to be independent Directors as the term is defined by the NASDAQ listing standards. The Nominating Committee meets on call and submits recommendations to the Board of Directors for members of the Board to be submitted to the stockholders for election. The Nominating Committee considers individuals recommended by Company stockholders. Such recommendations should be submitted for the year 2025 Annual Meeting so that it is received by US Alliance no later than December 31, 2024. In considering nominees, the Nominating Committee should address the performance and contribution of incumbent Directors, as well as the qualifications of new nominees. The Nominating Committee does not have a written charter. The Nominating Committee considers strong financial experience, extensive community relationships, good and prudent judgement, as well as other characteristics including but not limited to education or experience which constitute a value-added proposition to our existing Board of Directors, to be necessary qualifications for Board members.

Investment Committee

The Investment Committee currently is composed of two Directors: Jack H. Brier (chairman) and John Helms. John Helms is deemed to be an independent Director as the term is defined by the NASDAQ listing standards. The Investment Committee meetings took place during and as part of regularly scheduled Board meetings during 2023. The Investment Committee reviews the investment policy of the Company and makes recommendations to the Board of Directors. Each member of the Investment Committee and each member of the Board of Directors receives monthly reports on all investments.

Director Compensation

Effective January 1, 2019, Directors receive $500 for each US Alliance Board of Directors meeting, each Board of Directors meeting of US Alliance Life and Security Company (“USALSC”), each Board of Directors meetings of Dakota Capital Life Insurance Company (”DCLIC”), and each Board of Directors meeting of US Alliance Life and Security Company – Montana (“USALSC-Montana”) attended in person, and $250 for each meeting in which they participate telephonically. Jack H. Brier, William Graves, and John Helms receive $400 per month for their service on the Executive Committee.

The Director Compensation Table for 2023 is set forth below.

					Nonqualified
				Non-Equity	Deferred
	Fees Earned	Stock	Option	Incentive Plan	Compensation	All Other
	or Paid in	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	Cash ($)	($)	($)	($)	($)	($)	($)
Jack H. Brier	7,050	-	-	-	-	-	7,050
Jennifer Schmidt	1,250	-	-	-	-	-	1,250
William Graves	6,800	-	-	-	-	-	6,800
James Poolman	1,250	-	-	-	-	-	1,250
John Helms	7,050	-	-	-	-	-	7,050

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed and the Board of Directors has affirmed Crowe LLP (“Crowe”) as the independent registered public accounting firm of the Company for the year ending December 31, 2024. Crowe also served as the Company's auditor for the year ended December 31, 2023.

Although ratification of the Company’s independent accounting firm by stockholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If the stockholders do not ratify the appointment of Crowe, the Audit Committee may reconsider its selection. Crowe has audited the Company’s financial statements since 2023. Crowe has indicated a representative will be present at the Annual Meeting.

Principal Accountant Fees and Services

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Crowe, Marks Nelson, and Kerber, Eck Braeckel LLP.

	Years Ended December 31,
	2023	2022
Audit Fees	$128,254	$112,286
Audit Related Fees	0	0
Tax Fees	20,824	18,000
All Other Fees	0	0
Total	$149,078	$130,286

Audit fees primarily represent fees for financial services provided in connection with the audit of the Company’s consolidated financial statements, statutory financial statements of USALSC, and review of quarterly and annual financial statements and SEC Forms 10-K, 10-Q and 8-K.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent registered public accounting firm to render an audit or permissible non-audit services, the Audit Committee specifically approves the engagement of our independent registered public accounting firm. As such, the engagement of Crowe to render audit services, audit related services and other services, and tax services provided by Marks Nelson was approved by the Audit Committee in advance of the rendering of the services.

THE BOARD OF DIRECTORS RECOMMENDS A “YES” VOTE FOR RATIFICATION OF OUR INDEPENDENT PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2023 with the Company’s management. The Company’s management has primary responsibility for the Company’s financial reporting process and internal controls as well as preparation of the Company’s consolidated financial statements. The independent registered public accounting firm is responsible for performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) to obtain reasonable assurance that the Company’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of such financial statements with accounting principles generally accepted in the United States. The Audit Committee is responsible for overseeing and monitoring the independent registered accounting firm’s audit process on behalf of the Board of Directors.

The Audit Committee has discussed with Crowe, the Company’s independent registered public accounting firm for the year ended December 31, 2023, the matters required to be discussed by PCAOB Auditing Standard No. 16, “Communications with Audit Committees” as amended and adopted by PCAOB. PCAOB Auditing Standard No. 16 requires an auditor to discuss with the Audit Committee, among other things, the auditor’s judgments about the quality, not just the acceptability, of the accounting principles applied in the Company’s financial reporting.

The Audit Committee has also received the written disclosures and the letter from Crowe required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with Crowe its independence from US Alliance.

Based on the review and discussions referred to above, the Audit Committee recommended to US Alliance’s Board of Directors that the audited financial statements be included in US Alliance’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

John Helms, Chairman

William Graves

James Poolman

Jack H. Brier (ex officio)

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Company’s Board of Directors is currently composed of five members. Four members are independent and one member (Mr. Brier) is an executive officer of the Company.

Mr. Brier serves as both the principal officer of the Company in his role as President and Chief Executive Officer and Chairman of the Board of Directors. The Company does not have a lead independent Director. The Company has determined that this leadership structure is appropriate as the Company was initially formed as a financial holding company and raised capital by intrastate private and public offerings in the state of Kansas through the sale of shares with the purpose of establishing a life insurance company.

The Board of Directors is elected by the stockholders to oversee management and to ensure that the long-term interests of the stockholders are being served. In considering the long-term interests of stockholders, the Board recognizes the importance of considering and addressing the interests of the Company's other major constituents, including policyholders, employees and the communities in which the Company conducts its business. To fulfill this oversight function, the Company’s Board of Directors held five regularly scheduled meetings at which it reviewed and discussed reports by management on the performance of the Company, its plans and prospects, as well as immediate issues facing the Company. In addition to its general oversight of management, the Board of Directors or its Committees also perform a number of specific functions, including:

□        reviewing, advising, approving and monitoring fundamental financial and business strategies and major corporate actions;

□        assessing major risks facing the Company, and reviewing options for their mitigation;

□        selecting, evaluating and compensating executive management and overseeing executive management succession planning;

□        providing advice and counsel to executive management;

□        providing counsel and oversight on the selection, evaluation, development and compensation of senior management; and

□        ensuring processes are in place for maintaining the integrity of the Company, including the integrity of the financial statements.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of the Company’s common stock as of the Record Date (i) by all persons known to the Company, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, to be the beneficial owners of more than 5% of US Alliance’s common stock, (ii) by the executive officers named in the Summary Compensation Table under “Executive Compensation”, (iii) by each Director, and (iv) by all current Directors and executive officers as a group.

Name	Common Stock Beneficially Owned (1)	Percentage Beneficially Owned (1)
Jack H. Brier (2)	546,800	7.06%
James Poolman	35,055	*
William Graves	60,000	*
John Helms	-0-	*
Jennifer Schmidt	-0-	*
Jeffrey Brown	70,000	*
All Directors and executive officers as a group (6 persons)	711,855	9.19%

* represents less than 1%

(1)	As of April 7, 2024, there are 7,748,922 shares issued and outstanding and entitled to vote.
(2)	Includes 20,000 shares owned by Brier Development Company, Inc. of which Jack H. Brier is the sole owner.

MANAGEMENT COMPENSATION

The Compensation Committee assists the Board of Directors in overseeing the management of the Company’s compensation program and chief executive officer performance. In addition, they oversee the evaluation of management and compensation of the President of the Company.

The following Summary Compensation Table sets forth the compensation of the executive officers’ compensation that exceeded $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)		Total ($)
Jack H. Brier (1)	2023	262,500	22,780	26,773	(3)	312,053
President and Chief Executive Officer	2022	250,000	40,178	26,788	(4)	316,966
Jeffrey Brown (2)	2023	210,000	100,000	18,124	(5)	328,124
Vice President Chief Operating Officer, USALSC President, DCLIC & USALSC – Montana	2022	210,000	85,000	16,280	(6)	311,280

(1)	Mr. Brier was elected President and Chief Executive Officer on April 24, 2009.
(2)

Mr. Brown was appointed Vice President in June 2019, Chief Operating Officer and Executive Vice President of USALSC in November 2011, & President of USALSC – Montana in December 2018. He serves as Principal Financial Officer for US Alliance.

(3)	All other compensation for Mr. Brier in 2023 consisted of an automobile allowance of $15,000 and insurance premiums of $11,773.
(4)	All other compensation for Mr. Brier in 2022 consisted of an automobile allowance of $15,000 and insurance premiums of $11,788.
(5)	All other compensation for Mr. Brown in 2022 consisted of insurance premiums of $16,924 and cell phone reimbursement of $1,200.
(6)	All other compensation for Mr. Brown in 2022 consisted of insurance premiums of $15,080 and cell phone reimbursement of $1,200.

Employment Agreements

On September 28, 2021, the Company entered into an Employment Agreement (the “Brier Employment Agreement”) with Jack Brier, pursuant to which Mr. Brier was appointed President and Chief Executive Officer of the Company and of its subsidiaries, US Alliance Life and Security Company, US Alliance Investment Corporation, US Alliance Marketing Corporation, Us Alliance Life and Security Company – Montana, and Dakota Capital Life Insurance Company. Mr. Brier has served in those positions with the Company and each of the subsidiaries since 2009 without an employment agreement. The term of Mr. Brier’s Employment Agreement is three years commencing on September 30, 2021, which term may be extended for additional one-year terms upon approval of the Board and Mr. Brier. Pursuant to the terms of the Brier Employment Agreement, Mr. Brier is entitled to receive an annual base salary of $250,000, and is eligible for such additional bonuses as may be granted at the Board’s discretion based on Mr. Brier’s performance and certain corporate events, subject to forfeiture and repayment in the event of certain restatements of the Company’s financial statements. Mr. Brier is entitled to severance payments in the event that his employment is terminated other than for “Good Cause” or by Mr. Brier without “Good Reason” (as those terms are defined in the Brier Employment Agreement). The Brier Employment Agreement also contains confidentiality and one-year non-competition and non-solicitation restrictive covenants. A copy of the Brier Employment Agreement is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 1, 2021. The Brier Employment Agreement was amended effective January 1, 2023 to increase his annual base salary to $262,500 and to extend the termination date to September 30, 2025. A copy of the amendment to the Brier Employment Agreement is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 6, 2023.

The Company entered into an Employment Agreement dated March 15, 2021 (the “Brown Employment Agreement”) with Jeff Brown, which replaced the previous employment agreement between the Company and Mr. Brown, which expired as of January 31, 2020. Pursuant to the Brown Employment Agreement, Mr. Brown serves as the Vice President and Principal Financial Officer of the Company, Executive Vice President and Chief Operating Officer of USALSC, and President and Chief Operating Officer of each of DCLIC and USALSC - Montana, wholly owned subsidiaries of the Company. The 2021 Employment Agreement is for a term of three years, commencing on March 15, 2021 and continuing until March 14, 2024, and subject to renewal as determined by the Board, which may consider the recommendations of Mr. Brier, as the President and Chief Executive Officer of the Company, and of the Compensation Committee. Actuarial surveys produced by Ezra and DW Simpson were reviewed in determining appropriate compensation to be paid to Mr. Brown under the terms of the Brown Employment Agreement. A copy of the Brown Employment Agreement is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 18, 2021. The Brown Employment Agreement was amended April 12, 2024 to increase his annual base salary to $240,000 and to extend the termination date to March 15, 2027. A copy of the amendment to the Brown Employment Agreement is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 12, 2024.

Pay versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid (“CAP”) (as defined by SEC rules) and certain financial performance of the Company. As a “smaller reporting company” we are permitted to include reduced disclosure about the Company’s executive compensation arrangements.

The following table sets forth the required compensation information for our principal executive officer (“PEO”) and the named executive officer other than the PEO (the “Other NEO”), calculated in accordance with SEC regulations, for fiscal years 2022 and 2023. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total “SCT Total”) For PEO(1) ($)	CAP for PEO(1)(2) ($)	Average SCT Total for Other NEO(1) ($)	Average CAP for Other NEO(1)(2) ($)	Value of Initial Fixed $100 Investment based on TSR(3) ($)	Net Income (Loss) ($)
2023	312,053	312,053	328,124	328,124	*	1,478,073
2022	316,966	316,966	311,280	311,280	*	(3,156,485)

(1)	Jack Brier was the Company’s PEO for each year presented. Jeff Brown was the Other NEO for each year presented.
(2)

Item 402(v) of Regulation S-K requires the calculation of CAP to reflect certain adjustments to the SCT Total to account for (a) defined benefit and actuarial plans costs and actuarial values, and (b) and the fair value of equity-based awards. As a smaller reporting company, the Company is not required to provide the disclosure described in the preceding clause (a). The Company did not grant any equity-based awards to the PEO or the Other NEO in the years presented and accordingly the CAPs reported above do not include any adjustment to the SCT Totals pursuant to the preceding clause (b).

(3)

Calculation of Total Shareholder Return (“TSR”) assumes $100 was invested in the Company for the period starting January 1, 2022, through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance. As there is no public market for US Alliance Corporation stock, TSR could not be calculated. As a smaller reporting company, the Company is not required to disclose peer group TSR.

CAP to the PEO (Mr. Brier) decreased from $316,966 in 2022 to $312,053 in 2023, a decrease of 1.55%. The decrease was primarily related to a decrease in bonus compensation. Average compensation actually paid to non-PEO NEOs (Mr. Brown) increased from $311,280 in 2022 to $328,124 in 2023, an increase of 5.41%. The increase was largely impacted by increased incentive-based bonus compensation. For the same period, net income increased from a net loss of $3,156,485 in 2022 to net income of $1,478,073 in 2023. TSR could not be calculated for the comparable periods as there is no public market for US Alliance Corporation stock. Net income, as well as other performance measures, are considered when measuring individual performance and bonus compensation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s executive officers and Directors, and certain persons who own more than 10% of a registered class of the Company’s equity securities (“10% Stockholders”), to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such executive officers, Directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed during 2023, the Company believes that its executive officers, Directors and 10% Stockholders have complied with all Section 16(a) filing requirements applicable to them.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The current members of the Compensation Committee of US Alliance Corporation are William P. Graves (Chairman), James Poolman, John Helms and Jennifer Schmidt.  Ms. Schmidt joined the Committee on March 17, 2023, the date that Ms. Schmidt was appointed as a Director. The Compensation Committee meets annually or on call of the chairman to evaluate the performance of the President and Chief Executive Officer of the Company, Jack H. Brier, and recommend to the Board of Directors the amount of compensation to be paid to Mr. Brier for his service to the Company.

In evaluating Mr. Brier’s performance, the Compensation Committee took into consideration the improved market conditions balanced against the looming political uncertainty in the 2024 U.S. elections. The Compensation Committee took note of Mr. Brier’s unwavering focus on putting the Company in a profitable position. Mr. Brier has continued to emphasize reaching profitability through increased product sales, controlling expenses and seeking growth opportunities through mergers and acquisitions. The Compensation Committee concluded that Mr. Brier has provided outstanding leadership and effectively guided the Company. In recommending compensation for Mr. Brier, the Committee considered factors in addition to his performance leading the Company. These included the need to provide competitive compensation that will be an incentive for Mr. Brier to continue his employment with US Alliance and its affiliated companies, the need to assure that Mr. Brier’s compensation is reasonable and appropriate when compared to compensation paid to other employees of the Company and information available to the Committee about compensation paid to comparable executive officers at other insurance companies.

In December 2023, the Compensation Committee considered Mr. Brier’s compensation for calendar years 2023 and 2024. Based on the Committee’s evaluation of Mr. Brier’s performance they made the following recommendations to the Board of Directors: (1) that Mr. Brier’s base salary for 2024 remain the same as 2023 at $262,500, and (2) that Mr. Brier receive bonus compensation of $22,500 for achieving 75% of his bonus opportunities. The Compensation Committee recommended that Mr. Brier’s fringe benefits and potential for incentive compensation tied to stock sales remain the same as 2023. Upon motion duly made, seconded and unanimously approved, the Board adopted the Compensation Committee Report and approved the Committee’s recommendations.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

WILLIAM GRAVES-CHAIRMAN

JAMES POOLMAN

JOHN HELMS

JENNIFER SCHMIDT

PROPOSAL THREE:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are including in this proxy statement the opportunity for our stockholders to vote to approve, on a non-binding, advisory basis, the 2023 compensation paid by the Company to our named executive officers as disclosed in this proxy statement. This non-binding advisory vote is commonly referred to as a “say on pay” vote. We are requesting that stockholders vote, in an advisory capacity, on our named executive officer compensation for the year 2023 as disclosed in the “Executive Compensation” section of this proxy statement at the Annual Meeting.

We strongly encourage stockholders to review the information contained in the “Management Compensation” section of this proxy statement. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals. We are asking you to indicate your support for the compensation of our Named Executive Officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion and the other related disclosures.”

While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A “YES” VOTE FOR APPROVAL OF PROPOSAL THREE

ANNUAL REPORT

Please refer to the Company’s Annual Report on Form 10-K for financial statements, other financial information and management’s discussion and analysis of the financial condition and results of operations of the Company that is available without charge at www.usalliancecorporation.com. In addition, our Form 10-K and all other reports and information filed with the SEC is available on the SEC’s website at www.sec.gov.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

OTHER INFORMATION

A stockholder desiring to submit a proposal for inclusion in US Alliance’s Proxy Statement or director nominees for the year 2025 Annual Meeting must deliver the proposal so that it is received by US Alliance no later than December 31, 2024. You must submit your proposal in writing to the Secretary of the Company at 1303 SW First American Pl, Suite 200, Topeka, KS 66604. Only proposals meeting the requirements of applicable Securities and Exchange rules will be considered for inclusion in US Alliance’s Proxy Statement.

INFORMATION INCORPORATED BY REFERENCE

The financial statements required to be included in this Proxy Statement are incorporated by reference to our Annual Report.

BY ORDER OF THE BOARD OF DIRECTORS

US ALLIANCE CORPORATION

US ALLIANCE CORPORATION

1303 SW First American Pl, Suite 200, Topeka, KS 66604

866-953-4675 ♦ usalliancecorporation.com

US ALLIANCE CORPORATION

PROXY FOR ACTION BY WRITTEN CONSENT IN LIEU OF

ANNUAL MEETING OF STOCKHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

WHEN COMPLETED AND SIGNED, PLEASE RETURN THIS PROXY BY MAIL, FAX TO (785) 228-0202, OR SCAN & EMAIL TO JACK.BRIER@USALLIANCECORPORATION.COM

The undersigned hereby constitutes and appoints Jack H. Brier and John Helms, and each or any of them, the attorneys and proxies of the undersigned, each with the power of substitution, to act for the undersigned with respect to the proposals set forth below, and in connection therewith to vote by written consent all of the shares of US Alliance Corporation’s common stock which the undersigned would be entitled to vote at any annual meeting of shareholders or by written consent in lieu of such meeting, as set forth below. This proxy revokes all prior proxies given by the undersigned.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS SET FORTH BELOW.

PROPOSAL 1:	Election of Directors – Nominees Are: Jack H. Brier, William P. Graves, John R. Helms,
James A. Poolman, Jennifer Schmidt.

	☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT:

		For	Against	Abstain
PROPOSAL 2:	Approval of Crowe LLP as Independent Auditors:	☐	☐	☐

		For	Against	Abstain
PROPOSAL 3:	Advisory approval of the 2023 compensation of our named executive officers:	☐	☐	☐

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BY THE UNDERSIGNED ON THIS PROXY. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE NOMINEES FOR DIRECTOR, FOR THE APPROVAL OF CROWE LLP AS THE COMPANY’S INDEPENDENT AUDITORS, FOR ADVISORY APPROVAL OF 2023 COMPENSATION, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

NO PROPOSAL IS CONDITIONED UPON THE APPROVAL OF ANY OTHER PROPOSAL.

Receipt of Proxy Statement and Notice of Annual Meeting is hereby acknowledged.

Dated: ________________________, 2024        Current Email Address: _____________________________________________________

Signature:__________________________________________                 Signature:_________________________________________

Important: Shareholders should date this proxy and sign exactly as name(s) appear hereon. When signing the Proxy as attorney, executor, administrator, trustee or guardian, please give full title as such.

[Shareholder Name]

[No of Shares]

                            [Trans No]